EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


                    Name                         Jurisdiction of Incorporation
-----------------------------------------        -----------------------------
Semitool Europe Ltd.                             United Kingdom
Semitool Halbleitertechnik Vertriebs GmbH        Germany
Semitool France SARL                             France
Semitool Italia SRL                              Italy
Semitool KK, Japan                               Japan
Semitool, Inc., Korea                            Korea
Semitool, Inc., FSC                              Barbados
Semy Engineering, Inc.                           Delaware
Rhetech, Inc.                                    Delaware